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                                                                    EXHIBIT 23.1



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 registration statement of our report dated January 18, 2002, except with respect to the matter discussed in Note 9, as to which the date is March 20, 2002, included in SpectraLink Corporation and Subsidiary's Form 10K for the year ended December 31, 2001 and all references to our Firm included in or made part of this registration statement.


                                         /s/ ARTHUR ANDERSEN LLP

Denver, Colorado,
May 23, 2002.